UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

FISION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

147 Oak Estates Drive Conroe, Texas 77384

(Address of Principal Executive Offices)

(832) 813-7240

(Registrant’s telephone number, including area code)

DE Acquisition 6, Inc.

147 Oak Estates Drive Conroe, Texas 77384

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by DE Acquisition 6, Inc. (the “Company”), and with certain events and actions taken by the Company.

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 1.01	Entry Into Material Definitive Agreement

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01	Other Items

Item 9.01	Financial Statements and Exhibits

Item 1.01 Entry Into Material Definitive Agreement

On December 8, 2015, FISION Corporation (formerly DE Acquisition 6, Inc.), a Delaware corporation (the “Company”), Fision Holdings, Inc., a Minnesota corporation (“Fision”) and DE6 Newco Inc., a Minnesota corporation (“Newco”) entered into an Agreement and Plan of Merger, attached hereto as Exhibit 2.1 (the “Merger Agreement”). Under the terms of this reverse triangular merger, Newco will merge with and into Fision pursuant to Minnesota law (the “Merger”), resulting in Fision being the surviving corporation of the Merger and becoming a wholly owned subsidiary of the Company. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of Minnesota (the “Effective Time”).

Under the terms of the Merger, each share of Fision common stock issued and outstanding immediately prior to the Effective Time (other than any dissenting shares) will be as of the Effective Time automatically converted into and exchanged for one fully paid and nonassessable common share of the Company, resulting in Fision becoming a wholly owned subsidiary of the Company. In addition, all warrants, options, convertible debt and any other derivative securities of Fision will be converted into equivalent derivative securities of the Company having the same exercise or conversion terms into common stock of the Company as existed for the pre-merger common stock of Fision.

As a result of the Merger, all pre-merger outstanding common shares of Fision plus all pre-merger common shares of Fision reserved for exercise or conversion of options, warrants, debt instruments and any other derivative securities shall after the Merger constitute 94.5% of the total post-merger outstanding shares and reserved derivative shares of the Company; and all pre-merger outstanding common shares and reserved shares for derivative securities of the Company shall after the Merger constitute 5.5% of all post-merger common shares of the Company including all derivative common shares.

The Company and Fision have made customary representations, warranties and covenants in the Merger Agreement, including conducting their respective businesses in the ordinary course until the Effective Time of the Merger, not to take or engage in certain material kinds of transactions prior to the Effective Time, and obtaining all consents and approvals necessary to complete and consummate the Merger. The Merger Agreement also includes certain termination rights, including the Company having the right to terminate the Merger if Fision shareholders have not approved the Merger prior to December 31, 2015.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 7, 2015, the Corporation approved, through unanimous vote of the directors and shareholders of the Corporation, the change of the Corporation’s name to FISION Corporation. The Corporation filed an Amendment to the Articles of Incorporation with the State of Delaware reflecting such change.

Item 8.01. Other Items

On December 7, 2015, our Company’s Board of Directors approved a resolution to issue an Option for 1,574,844 Common Shares of Company stock to Scenic City F-10 VIII, Inc. The company will be provided notice should the holder convert the Option to common stock, pursuant to the terms of the Agreement.

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On December 7, 2015, our Company’s Board of Directors approved a resolution to effect a thirty (30) for one (1) forward split of our issued and outstanding shares of common stock. Upon effect of the forward split on December 7, 2015, our issued and outstanding shares of common stock, increased from ten thousand (10,000) to three hundred thousand (300,000), all with a par value of $0.0001.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Merger Agreement dated December 8, 2015, by and among FISION Corporation, Fision Holdings, Inc., and DE6 Newco Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DE Acquisition 6, Inc.

Date:	December 10, 2015	By:	/s/ Ruth Shepley
		Name:	Ruth Shepley
		Title:	Chief Executive Officer

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